UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

RAPTOR PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

333-101133
(Commission File Number)

98-0379350
(I.R.S. Employer Identification Number)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices, including zip code)

(415) 382-8111
(Registrant’s telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

June 15, 2006, we engaged a new firm as our independent registered public accounting firm to audit our financial statements. Our Board of Directors approved the change of independent external auditors to Burr, Pilger & Mayer LLP, an independent registered public accounting firm. Accordingly, Lopez, Blevins, Bork & Associates, LLP, an independent registered public accounting firm , was terminated on June 15, 2006.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Lopez, Blevins, Bork & Associates, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Lopez, Blevins, Bork & Associates, LLP, for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. However, Lopez, Blevins, Bork & Associates, LLP included an explanatory paragraph in their report with respect as to our ability to continue as a going concern in their reports on the financial statements for both of the last two fiscal years.

We provided Lopez, Blevins, Bork & Associates, LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Lopez, Blevins, Bork & Associates, LLP, an independent registered public accounting firm, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of Burr, Pilger & Mayer LLP, independent registered public accountants, as of June 15, 2006. Burr, Pilger & Mayer LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01. Financial Statements and Exhibits

16.1	Letter dated June 19, 2006 from Lopez, Blevins, Bork & Associates, LLP, independent registered public accountants regarding our change in independent registered public accounting firms.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.

By: /s/ Christopher M. Starr, Ph.D.

Christopher M. Starr, Ph.D.
Chief Executive Officer
Dated: June 19, 2006